 FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Joseph J. Crivelli
Gregory FCA Communications
PHONE:	610-228-2100

COMPANY CONTACT:	Paul D. Geraghty, President and CEO
PHONE:	215-513-2391

HARLEYSVILLE NATIONAL CORPORATION REPORTS
SECOND QUARTER RESULTS

NON-CASH GOODWILL CHARGE NEGATIVELY IMPACTS EARNINGS

HARLEYSVILLE, PA (July 30, 2009) - Harleysville National Corporation (NASDAQ:HNBC) reported today a net loss of $8.0 million or $.18 per diluted share excluding the non-cash goodwill charge of $214.5 million for the second quarter of 2009.  This compares to net income of $7.3 million, or $.23 per diluted share, for the second quarter of 2008.  For the six months ended June 30, 2009, the net loss was $3.4 million or $.08 per diluted share excluding the non-cash goodwill charge compared to net income of $14.6 million or $.46 per diluted share during the comparable period in 2008.  Reported net loss including the non-cash goodwill charge was $222.5 million or $5.17 per diluted share for the second quarter of 2009.  For the six months ended June 30, 2009, reported net loss including the non-cash goodwill charge was $217.9 million or $5.06 per diluted share.
The second quarter loss was driven by a non-cash goodwill impairment charge of $214.5 million, resulting from the decrease in the market value of the company’s stock.  This effectively constitutes the difference between the announced sale price of the company to First Niagara Financial Group for $5.50 per share, which was a 37.5% premium to the pre-announcement market price of the stock, and the company’s book value per share of $10.75 prior to the announcement of the sale of the company to First Niagara Financial Group.  The impairment charge was evaluated as part of the company’s annual goodwill analysis.  Also contributing to the loss was a provision for credit losses of $32.0 million and a one-time FDIC special assessment of $2.6 million, which were partially offset by a $4.9 million gain on the sale of investment securities.

Harleysville’s second quarter financial results were anticipated, were made known to First Niagara during due diligence and will not impact the exchange ratio as outlined in the merger agreement with First Niagara.
Paul D. Geraghty, President and CEO, Harleysville National Corporation, said, “Second quarter results were disappointing for Harleysville National Corporation.  Credit quality continued to be a challenge in our commercial real estate and home equity portfolios, necessitating a significant increase in loan loss reserves.  In addition, the announced sale of the company to First Niagara earlier this week resulted in the writeoff of goodwill.  That said, we look optimistically to the future.  Our merger with First Niagara will make  Harleysville part of a $20 billion community bank with a strong franchise stretching from Upstate New York through the Philadelphia suburbs and west to the Pittsburgh region.  First Niagara is well capitalized and profitable, and our partnership with them will bring additional products and services to benefit all of our customers.”
Mr. Geraghty continued, “As noted in our merger announcement, First Niagara does not plan to close any branches with the completion of the merger transaction, and is looking to leverage its acquisitions of Harleysville in the Philadelphia suburbs and National City branches in Pittsburgh as a springboard for growth throughout Pennsylvania.”
Mr. Geraghty added, “From a credit standpoint, the Willow loan portfolio has performed extremely well during the recession, and while legacy Willow loans represent 27.8% of our total loan portfolio at June 30, 2009, they represent only 2.11% of chargeoffs.  The addition of the Willow franchise, its branches in high-value, high-growth markets, its strong fee-generating product portfolio, and its expertise in credit management and administration made Harleysville a better bank and a more attractive acquisition target for First Niagara.”

Provision for Loan Losses
During the second quarter of 2009, provision for loan losses was $32.0 million, compared to $3.1 million in the second quarter of 2008.  The increase in provision for loan losses reflects an increase in nonperforming assets to $138.9 million at June 30, 2009, up from $89.5 million at March 31, 2009 and $39.1 million from a year ago.
Geraghty continued, “Our single biggest challenge over the past several quarters has been our exposure to the real estate markets, and in particular our legacy loans to commercial real estate developers as well as consumer home equity loans.  We have taken several steps to triage and manage this exposure, but as the recession persisted, credit quality continued to deteriorate.  We believe the loan loss reserves booked in the second quarter will position us to move forward as we work towards the completion of our merger with First Niagara.”
During the first quarter of 2009, the company reported that its Total Capital to Risk-Weighted Assets at December 31, 2008 fell below the well-capitalized level to adequately capitalized.  As of June 30, 2009, this ratio increased to 9.39% from 8.88% at December 31, 2008.

Key Financial Metrics
The following is an overview of the key financial metrics for the quarter:
·
Total assets were $5.2 billion at June 30, 2009, an increase of 34.2% or $1.3 billion over $3.9 billion at June 30, 2008.  Willow Financial had assets of approximately $1.6 billion at the acquisition date of December 5, 2008.

·
Loans increased $937.3 million and deposits grew $1.1 billion from June 30, 2008.  Adjusted for the Willow Financial acquisition and non-recurring loan sales during the second quarter of 2009 totaling approximately $117.2 million, organic loan growth was approximately $83.6 million or 3.3%, and organic deposits grew by $183.6 million or 6.4%.

·
Net interest income on a tax equivalent basis in the second quarter of 2009 increased $8.6 million or 31.6% from the same period in 2008 mainly as a result of the Willow Financial acquisition.  The net interest margin for the second quarter of 2009 was 2.82% compared to 3.06% for the same period in 2008.

·
Nonperforming assets were $138.9 million at June 30, 2009.  Nonperforming assets as a percentage of total assets increased to 2.67% from 1.58% at March 31, 2009, and 1.01% at June 30, 2008.  Net charge-offs were $14.7 million compared to $423,000 in the second quarter of 2008. The allowance for credit losses increased to $70.3 million at quarter end, compared to $53.1 million at March 31, 2009, and $31.2 million at June 30, 2008.  Provision for loan losses increased to $32.0 million from $3.1 million during the second quarter of 2008.  Total loans delinquent 30 to 89 days totaled $34.4 million at June 30, 2009 compared to $139.3 million at March 31, 2009 and $25.1 million at June 30, 2008.  The company’s nonperforming assets combined with loans 30 to 89 days delinquent totaled $173.3 million at June 30, 2009.  This is the measurement that corresponds to the Adjustment of Exchange Ratio included in the merger agreement.

·
Quarterly noninterest income was up $10.1 million from the second quarter of 2008.  Gains on sales of investment securities increased by $4.8 million over last year’s quarter.  Service charges on deposits increased $1.0 million, or 30.0% mainly from the acquired Willow Financial deposit accounts. Wealth management fee growth was $.4 million or 7.8%.  Gains from mortgage banking loan sales totaled $2.6 million, an increase of $2.4 million over last year’s quarter.  Other income increased $1.9 million over the second quarter of 2008 primarily from increases in automated teller machine and point of sale revenue as well as fees and valuation adjustments on derivative instruments. A non-cash other-than-temporary impairment charge of $.5 million on two private label collateralized mortgage obligations was also recorded during the second quarter of 2009.

·
Quarterly noninterest expenses were up $228.3 million over the same period in the prior year, primarily due to the aforementioned goodwill impairment charge of $214.5 million and the Willow Financial acquisition.  In addition, FDIC insurance assessments increased by $4.9 million inclusive of the $2.6 million one-time FDIC special assessment previously mentioned. Other expenses were $3.4 million higher during the second quarter of 2009 mostly due to Willow Financial including increased professional, consulting and data processing expenses.

Non-GAAP Measures
Net loss excluding a non cash goodwill charge is not a defined term under U.S. generally accepted accounting principles (non-GAAP measure).  A Non-GAAP measure should not be considered in isolation or as a substitute for net loss prepared in accordance with GAAP and may not be comparable to calculations of similarly titled measures by other companies.  Management of the company believes that net loss excluding a non cash goodwill charge is a useful measure and can be used to evaluate the company’s operations.
###
Harleysville National Corporation, with assets of $5.2 billion, is the holding company for Harleysville National Bank (HNB).  Investment Management and Trust Services are provided through Millennium Wealth Management and Cornerstone, divisions of HNB, with assets under management of $2.7 billion.  Harleysville National Corporation stock is traded under the symbol "HNBC" and is commonly quoted under NASDAQ Global Select Market®. For more information, visit the Harleysville National Corporation website at www.hncbank.com
- # # # -

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors.  Such risks, uncertainties and other factors that could cause actual results and experience to differ include, but are not limited to, the following: the Corporation’s merger with First Niagara Financial Group, Inc. is subject to a number of conditions and approvals and the final consideration to be paid to Harleysville stockholders is subject to adjustment, the strategic initiatives may not be completed on satisfactory terms or at all; increased demand or prices for the Corporation’s financial services and products may not occur; changing economic and competitive conditions; technological developments; the effectiveness of the Corporation’s business strategy due to changes in current or future market conditions; effects of deterioration of economic conditions on customers specifically the effect on loan customers to repay loans; inability of the Corporation to raise or achieve desired or required levels of capital; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; relationships with customers and employees; challenges in establishing and maintaining operations in new markets; volatilities in the securities markets; and deteriorating economic conditions and other risks and uncertainties, including those detailed under the caption “Forward-Looking Statements” in the Corporation’s Form 10-K Annual Report for the year ended December 31, 2008 and subsequent filings made with the Securities and Exchange Commission.

Harleysville National Corporation
Consolidated Selected Financial Data (1)
(Dollars in thousands, except per share data)
June 30, 2009
(unaudited)

For the period:		Three Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2009	2009	2008	2008	2008
Interest Income	$60,045	$63,638	$54,583	$49,942	$49,353
Interest Expense	26,592	28,334	25,136	24,645	24,164
Net Interest Income	33,453	35,304	29,447	25,297	25,189
Provision for Loan Losses	32,000	7,121	7,920	2,580	3,107
Net Interest Income after
Provision for Loan Losses	1,453	28,183	21,527	22,717	22,082

Service Charges	4,304	4,194	3,666	3,424	3,312
Gain on Sales of Investment Securities, Net	4,945	1,952	2,417	-	97
Other-than-temporary Impairment of Available for Sale Securities	(530)	(1,344)	(1,923)	-	-
Gain (Loss) on Mortgage Banking Sales, Net	2,703	1,698	136	(5)	219
Wealth Management Income	4,975	4,322	5,888	3,862	4,615
Bank-Owned Life Insurance Income	770	778	730	706	657
Other Income	4,544	4,559	2,430	2,458	2,696
Total Noninterest Income	21,711	16,159	13,344	10,445	11,596

Salaries, Wages and Employee Benefits	17,991	20,279	14,509	13,539	14,201
Occupancy	3,709	4,206	2,663	2,412	2,441
Furniture and Equipment	1,483	1,608	1,181	1,074	1,083
Intangibles Expense	696	948	2,211	678	631
FDIC Deposit Insurance	5,056	2,787	1,164	551	204
Goodwill impairment	214,536	-	-	-	-
Merger Charges	-	-	2,456	974	-
Other Expenses	9,279	8,793	7,109	5,925	5,898
Total Noninterest Expense	252,750	38,621	31,293	25,153	24,458

(Loss) Income Before Income Taxes	(229,586)	5,721	3,578	8,009	9,220
Income Tax (Benefit) Expense	(7,083)	1,126	(245)	1,370	1,893
Net (Loss) Income	$(222,503)	$4,595	$3,823	$6,639	$7,327

Per Common Share Data:
Weighted Average Common Shares - Basic	43,080,849	42,990,542	34,695,062	31,385,257	31,359,011
Weighted Average Common Shares - Diluted	43,080,849	43,018,233	34,843,058	31,551,026	31,521,608
Net (Loss) Income Per Share - Basic	$(5.17)	$0.11	$0.11	$0.21	$0.24
Net (Loss) Income Per Share - Diluted	$(5.17)	$0.11	$0.11	$0.21	$0.23
Cash Dividend Per Share	$0.01	$0.10	$0.20	$0.20	$0.20
Book Value	$5.77	$11.00	$11.05	$9.90	$10.45
Market Value	$4.73	$6.06	$14.44	$16.98	$11.16

For the period:	Six Months Ended
	June 30,
	2009	2008
Interest Income	$123,683	$101,769
Interest Expense	54,926	52,373
Net Interest Income	68,757	49,396
Provision for Loan Losses	39,121	5,067
Net Interest Income after
Provision for Loan Losses	29,636	44,329

Service Charges	8,498	6,425
Gain on Sales of Investment Securities, Net	6,897	225
Other-than-temporary Impairment of Available for Sale Securities	(1,874)	-
Gain on Mortgage Banking Sales, Net	4,401	426
Wealth Management Income	9,297	8,894
Bank-Owned Life Insurance Income	1,548	1,341
Other Income	9,103	5,117
Total Noninterest Income	37,870	22,428

Salaries, Wages and Employee Benefits	38,270	28,060
Occupancy	7,915	5,026
Furniture and Equipment	3,091	2,177
Intangibles Expense	1,644	1,319
FDIC Deposit Insurance	7,843	367
Goodwill Impairment	214,536	-
Other Expenses	18,072	11,227
Total Noninterest Expense	291,371	48,176

(Loss) Income Before Income Taxes	(223,865)	18,581
Income Tax (Benefit) Expense	(5,957)	3,950
Net (Loss) Income	$(217,908)	$14,631

	Six Months Ended
	June 30,
Per Common Share Data:	2009	2008
Weighted Average Common Shares - Basic	43,035,945	31,352,922
Weighted Average Common Shares - Diluted	43,035,945	31,522,029
Net (Loss) Income Per Share - Basic	$(5.06)	$0.47
Net (Loss) Income Per Share - Diluted	$(5.06)	$0.46
Cash Dividend Per Share	$0.11	$0.40

	2009	2009	2008	2008	2008
Asset Quality Data:	2Q	1Q	4Q	3Q	2Q
Nonaccrual Loans	$132,598	$85,393	$75,060	$36,278	$36,284
90 + Days Past Due Loans	4,090	2,073	1,849	1,275	1,676
Nonperforming Loans	136,688	87,466	76,909	37,553	37,960
Net Assets in Foreclosure	2,168	2,008	1,626	1,221	1,189
Nonperforming Assets	$138,856	$89,474	$78,535	$38,774	$39,149
Loan Loss Reserve	$70,341	$53,062	$49,955	$31,668	$31,174
Loan Loss Reserve / Loans	2.05%	1.47%	1.36%	1.25%	1.25%
Loan Loss Reserve / Nonperforming Loans	51.5%	60.7%	65.0%	84.3%	82.1%
Nonperforming Assets / Total Assets	2.67%	1.58%	1.43%	0.98%	1.01%
Net Loan Charge-offs	$14,721	$4,014	$2,558	$2,086	$423
Net Loan Charge-offs (annualized)
/ Average Loans	1.68%	0.44%	0.36%	0.33%	0.07%

	2009	2009	2008	2008	2008
Selected Ratios (annualized):	2Q	1Q	4Q	3Q	2Q
Return on Average Assets	-15.92%	0.33%	0.35%	0.68%	0.76%
Return on Average Shareholders' Equity	-186.57%	3.88%	4.40%	8.20%	8.79%
Yield on Earning Assets (FTE)	4.92%	5.29%	5.69%	5.76%	5.80%
Cost of Interest Bearing Funds	2.35%	2.53%	2.82%	3.10%	3.12%
Net Interest Margin (FTE)	2.82%	3.02%	3.16%	3.02%	3.06%
Leverage Ratio	5.91%	6.33%	8.19%	8.13%	8.18%

	2009	2008
Selected Ratios (annualized):	Year-to-date	Year-to-date
Return on Average Assets	-7.86%	0.76%
Return on Average Shareholders' Equity	-91.66%	8.67%
Yield on Earning Assets (FTE)	5.09%	5.93%
Cost of Interest Bearing Funds	2.43%	3.36%
Net Interest Margin (FTE)	2.90%	2.99%

Balance Sheet (Period End):	2009	2009	2008	2008	2008
	2Q	1Q	4Q	3Q	2Q
Assets	$5,210,327	$5,646,195	$5,490,509	$3,949,730	$3,882,232
Earning Assets	4,909,443	5,109,083	4,944,126	3,626,352	3,544,587
Investment Securities	1,110,123	1,179,213	1,231,661	983,349	1,014,134
Loans	3,439,267	3,615,775	3,685,244	2,539,037	2,501,968
Other Earning Assets	360,053	314,095	27,221	103,966	28,485
Interest-Bearing Liabilities	4,353,600	4,585,275	4,449,461	3,221,921	3,114,993
Total Deposits	3,998,155	4,147,418	3,938,432	3,018,276	2,865,148
Noninterest-Bearing Deposits	517,108	497,921	479,469	343,308	362,750
Interest-Bearing Checking	597,831	579,922	556,855	430,607	422,850
Money Market	991,476	1,074,892	1,042,302	727,693	756,588
Savings	317,196	309,767	270,885	182,342	183,226
Time Deposits	1,574,544	1,684,916	1,588,921	1,334,326	1,139,734
Total Borrowed Funds	872,553	935,778	990,498	546,953	612,595
Federal Home Loan Bank	475,087	515,993	522,671	213,755	223,764
Other Borrowings	397,466	419,785	467,827	333,198	388,831
Shareholders' Equity	248,685	473,713	474,707	310,994	327,910

Balance Sheet (Average):	2009	2008	2008	2008	2008
	2Q	1Q	4Q	3Q	2Q
Assets	$5,605,475	$5,580,099	$4,341,741	$3,899,593	$3,856,900
Earning Assets	5,080,393	5,047,766	3,956,963	3,580,454	3,552,208
Investment Securities	1,199,597	1,209,012	1,072,468	1,002,901	1,029,502
Loans	3,511,623	3,666,744	2,860,891	2,522,034	2,491,894
Other Earning Assets	369,173	172,010	23,604	55,519	30,812
Interest-Bearing Liabilities	4,547,522	4,543,033	3,550,359	3,158,464	3,114,520
Total Deposits	4,121,543	4,062,577	3,289,483	2,923,815	2,900,523
Noninterest-Bearing Deposits	493,142	472,687	445,495	348,183	340,802
Interest-Bearing Checking	601,230	560,239	444,141	428,078	415,398
Money Market	1,064,346	1,060,299	820,395	739,931	804,890
Savings	315,856	286,317	212,081	182,403	176,917
Time Deposits	1,646,969	1,683,035	1,367,371	1,225,220	1,162,516
Total Borrowed Funds	919,121	953,143	706,371	582,832	554,799
Federal Home Loan Bank	504,903	520,592	289,245	217,717	213,860
Other Borrowings	414,218	432,551	417,126	365,115	340,939
Shareholders' Equity	478,338	480,491	345,887	322,077	335,311

Average Balance Sheets and Interest Rates - Fully-Taxable Equivalent Basis

	Three Months Ended June 30, 2009			Three Months Ended June 30, 2008
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Investment securities
Taxable investments	$890,582	$10,451	4.72%	$740,847	$9,622	5.22%
Non-taxable investments (2)	309,015	4,957	6.45%	288,655	4,380	6.10%
Total investment securities	1,199,597	15,408	5.17%	1,029,502	14,002	5.47%
Federal funds sold and deposits in banks	369,173	239	0.26%	30,812	119	1.55%
Loans(2) (3)	3,511,623	46,522	5.33%	2,491,894	37,067	5.98%
Total earning assets	5,080,393	62,169	4.92%	3,552,208	51,188	5.80%
Noninterest-earning assets	525,082			304,692
Total assets	$5,605,475			$3,856,900

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings and money market	$1,981,432	5,335	1.08%	$1,397,205	5,661	1.63%
Time	1,646,969	13,936	3.40%	1,162,516	12,937	4.48%
Total interest-bearing deposits	3,628,401	19,271	2.14%	2,559,721	18,598	2.92%
Borrowed funds	919,121	7,321	3.20%	554,799	5,566	4.04%
Total interest-bearing liabilities	4,547,522	26,592	2.35%	3,114,520	24,164	3.12%
Noninterest-bearing liabilities:
Demand deposits	493,142			340,802
Other liabilities	86,473			66,267
Total noninterest-bearing liabilities	579,615			407,069
Total liabilities	5,127,137			3,521,589
Shareholders' equity	478,338			335,311
Total liabilities and shareholders' equity	$5,605,475			$3,856,900

Net interest spread			2.57%			2.68%
Effect of noninterest-bearing sources			0.25%			0.38%
Net interest income/margin on earning assets		$35,577	2.82%		$27,024	3.06%
Less tax equivalent adjustment		2,126			1,835
Net interest income		$33,451			$25,189

	Six Months Ended June 30, 2009			Six Months Ended June 30, 2008
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Investment securities
Taxable investments	$888,214	$22,237	5.03%	$747,157	$19,376	5.22%
Non-taxable investments (2)	316,064	10,282	6.54%	289,377	8,736	6.07%
Total investment securities	1,204,278	32,519	5.43%	1,036,534	28,112	5.45%
Federal funds sold and deposits in banks	271,136	366	0.27%	57,485	813	2.84%
Loans(2) (3)	3,588,754	95,180	5.33%	2,477,569	76,472	6.21%
Total earning assets	5,064,168	128,065	5.09%	3,571,588	105,397	5.93%
Noninterest-earning assets	528,687			302,341
Total assets	$5,592,855			$3,873,929

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings and money market	$1,944,350	11,506	1.19%	$1,406,329	13,756	1.97%
Time	1,664,903	28,629	3.46%	1,199,999	27,438	4.60%
Total interest-bearing deposits	3,609,253	40,135	2.24%	2,606,328	41,194	3.18%
Borrowed funds	936,038	14,791	3.18%	526,932	11,179	4.27%
Total interest-bearing liabilities	4,545,291	54,926	2.43%	3,133,260	52,373	3.36%
Noninterest-bearing liabilities:
Demand deposits	482,970			332,460
Other liabilities	85,188			68,854
Total noninterest-bearing liabilities	568,158			401,314
Total liabilities	5,113,449			3,534,574
Shareholders' equity	479,406			339,355
Total liabilities and shareholders' equity	$5,592,855			$3,873,929

Net interest spread			2.66%			2.57%
Effect of noninterest-bearing sources			0.24%			0.42%
Net interest income/margin on earning assets		$73,139	2.90%		$53,024	2.99%
Less tax equivalent adjustment		4,384			3,628
Net interest income		$68,755			$49,396

Regulatory Capital

	Actual
As of June 30, 2009	Amount	Ratio

Total Capital (to risk weighted assets):
Corporation	$379,698	9.39%
Harleysville National Bank	361,488	8.95%
Tier 1 Capital (to risk weighted assets):
Corporation	328,928	8.14%
Harleysville National Bank	310,779	7.70%
Tier 1 Capital (to average assets):
Corporation	328,928	5.91%
Harleysville National Bank	310,779	5.60%

As of December 31, 2008

Total Capital (to risk weighted assets):
Corporation	$384,522	8.88%
Harleysville National Bank	370,552	8.58%
Tier 1 Capital (to risk weighted assets):
Corporation	334,467	7.73%
Harleysville National Bank	320,497	7.42%
Tier 1 Capital (to average assets):
Corporation	334,467	8.19%
Harleysville National Bank	320,497	7.88%

(1) Certain prior period amounts have been reclassified to conform to current period presentation.
(2) The interest earned on nontaxable investment securities and loans is shown on a tax equivalent basis (tax rate of 35%).
(3) Nonaccrual loans have been included in the appropriate average loan balance category, but interest on nonaccrual loans has not been included for purposes of determining interest income.